EXHIBIT 10.(a)


                           FLORIDA PROGRESS CORPORATION


                      SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN








                   (Amended and restated as of August 18, 1993)
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                           FLORIDA PROGRESS CORPORATION
                      SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                   (Amended and Restated as of January 1, 1992)


                       ARTICLE 1.  ESTABLISHMENT AND PURPOSE

1.1 RESTATEMENT. Florida Progress Corporation hereby amends and restates, effective as of January 1, 1992, an unfunded plan of deferred compensation for certain of its officers and other management personnel and their beneficiaries as described herein, which plan shall be known as the "Florida Progress Corporation Supplemental Executive Retirement Plan" (the "Plan").

1.2 PURPOSE. The purpose of this Plan is to provide additional retirement benefits to a select group of officers and other management personnel with the goal of helping to attract and retain superior officers and other management personnel.
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                              ARTICLE 2.  DEFINITIONS

2.1 DEFINITIONS. Whenever used hereinafter, the following terms shall have the meaning set forth below.

     (a) "Accrued Benefit" means, at any particular date, a Participant's prospective monthly normal retirement benefit (as determined pursuant to the provisions of Section 4.1(b)(1) but before any offsets provided by section 4.1(b)(2)) multiplied by a fraction where the numerator is the years and months of actual Credited Service to such date and the denominator is the years and months of Credited Service that the Participant would have at his Normal Retirement Date if he continued to work until such date. In determining a Participant's prospective benefit, the Final Average Earnings used shall be the Participant's Final Average Earnings on the date as of which the determination is made.

     (b) "Actuarial Present Value" means, with respect to determining the amount of a lump sum payment, an amount determined on the basis of 7.75% interest, or, if lower, the interest rate used by the Pension Benefit Guaranty Corporation for valuing immediate benefits of single employer plans in the month of termination, and using the UP-1984 Unisex Pension Mortality Table for post-retirement ages only. For purposes of Section 4.5(b), the interest factor described above shall be used only to determine the lump sum present value of the stated benefit on the assumption that the equivalent monthly benefits for life begin at the Participant's Normal Retirement Date; no further reduction shall be made for payment of the lump sum prior to such Normal Retirement Date.

     (c)  "Board" means the Board of Directors of the Company.

     (d) "Calculated under this Plan" means a calculation made as otherwise indicated but without regard to any cost of living adjustments occurring after retirement or other termination of employment, calculated as a straight life annuity without regard to the actual form of payment under the Retirement Plan or the Nondiscrimination Plan.

     (e) "Cause" means the termination of the employment of a Participant by his Employer for:

          (1) the willful and continued failure to substantially perform assigned duties with the Employer (other than any such failure resulting from incapacity due to the physical or mental illness), after a request for substantial performance is delivered by the Committee which specifically identifies the manner in which the Committee believes the Participant has not substantially performed assigned duties; or

          (2) the willful engagement in gross misconduct materially and demonstrably injurious to the Employer. No act (or failure to act) shall be considered "willful" under this subsection (e)(2) unless it is done (or omitted to be done) in a manner lacking in both (i) good faith and (ii) a reasonable belief that the action (or omission) was in the best interest of the Employer.

          Notwithstanding the foregoing, a Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the entire membership of the Board, excluding the Participant if he is a Board member, at a special meeting of the Board called and held for that purpose (after reasonable notice and an opportunity, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Participant was guilty of conduct described above and specifying the particulars thereof in detail.

     (f)  A "Change in Control" means:

          (1) a change in control of the Company of a nature that is required, pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), to be reported in response to (i) Item 1(a) of a Current Report on Form 8-K or (ii) Item 5(f) of Schedule 14A, in each case as such requirements are in effect on January 1, 1992;

          (2) the adoption by the Company of a plan of dissolution or liquidation;

          (3) the execution by the Company of an agreement the consummation of which will result in a sale of all or substantially all of the assets of the Company;

          (4) the execution by the Company of an agreement the consummation of which will result in a merger, reorganization or similar transaction (a "Transaction") involving the Company in which the Company is not the surviving corporation or, if the Company is to be the surviving corporation, immediately following the consummation of the Transaction, it is anticipated that persons who were shareholders of the Company immediately prior to the Transaction will own less than 75% of the combined voting power of the surviving corporation's voting securities;

          (5) the acquisition of "Beneficial Ownership" (as defined in Rule 13d-3 under the 1934 Act) of the Company's securities comprising 25% or more of the combined voting power of the Company's outstanding securities by any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act and the rules and regulations promulgated thereunder, but not including any trustee or fiduciary acting in that capacity for an employee benefit plan sponsored by the Company) and such person's "affiliates" and "associates" (as those terms are defined under the 1934 Act);

          (6) the failure of the "Incumbent Directors" (as defined below) to constitute at least a majority of all directors of the Company (for these purposes, "Incumbent Directors" means individuals who were the directors of the Company on January 1, 1992, and, after his election, any individual becoming a director subsequent to January 1, 1992, whose election, or nomination for election by the Company's shareholders, is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Directors, except that no individual shall be considered an Incumbent Director whose initial assumption of office as a director is in connection with an actual or threatened "election contest" relating to the "election of directors" of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the 1934 Act); or

          (7) the occurrence of a "Triggering Event, " as such term is defined in Section 1(n) of that certain Shareholder Rights Agreement by and between the Company and Manufacturers Hanover Trust Company dated November 21, 1991, as it may be amended from time to time.

          Notwithstanding any provision above to the contrary, no Change in Control shall be deemed to have occurred with respect to any particular Participant by virtue of a transaction, or series of transactions, that results in the Participant, or a group of persons that includes the Participant, acquiring the Beneficial Ownership of more than 25% of the combined voting power of the Company's outstanding securities.

     (g) "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time, or any successor statute. Reference to a specific section of the Code shall include a reference to any successor provision.

     (h)  "Committee," means the Compensation Committee of the Board.

     (i) "Company" means Florida Progress Corporation, or any successor entity.

     (j)  "Control Date" means the date on which a Change in Control occurs.

     (k) "Covered Position" means a position that has been designated by the Committee as a position to be covered under the Plan. The Covered Positions shall be limited to positions held by a select group of management or highly compensated employees, and are subject to change by the Committee from time to time.

     (l) "Credited Service" shall have the same meaning in this Plan as is found in Article 1 of the Retirement Plan; provided, that if a Participant incurs a Disability, if such Disability terminates and if the Participant returns to work with his Employer in a Covered Position, such Participant's Credited Service shall be increased by the time he had a Disability (but only to the extent such time is not otherwise included in his Credited Service).

     (m) "Current Earnings" means, at any particular time, the sum of the Participant's then current monthly Earnings plus 1/12th of the Participant's most recent MICP Award (if received no more than 15 months prior to such time).

     (n) "Disability" means the total and permanent disability of a Participant by reason of sickness or injury to perform all of the duties assigned to him by his Employer, with the existence of a Disability to be determined by the Committee in its sole discretion.

     (o) "Early Retirement Date" means the first day of the calendar month next following the day on which the Participant has attained age 55 and has five years of Credited Service.

     (p) "Earnings" means a Participant's regular basic compensation (base salary) from his Employer, prior to any reduction in compensation pursuant to a plan established under the authority of Section 125 or
          Section 401(k) of the Code.

     (q)  "Employer" means the company or any subsidiary thereof.

     (r)  "Final Average Earnings" means, on any particular date, the sum of
          (1) the amount determined by dividing the sum of a Participant's Earnings in the highest 36 consecutive full calendar months out of the last 60 full calendar months prior to the Participant's termination of employment by 36, plus (2) the amount determined by dividing the sum of the Participant's three highest MICP Awards during the last 60 full calendar months prior to the Participant's termination of employment by 36; provided, however, that in no event shall the Final Average Earnings of a Participant decrease after such Participant's Normal Retirement Date. Appropriate adjustments will be made in determining Final Average Earnings for any Participant who was not in active service for the 60 full calendar months preceding his most recent termination of employment, including any Participant who has less than 36 months of service, disregarding any calendar month in which the Participant was not in active service for the entire month. Final Average Earnings shall then be calculated based on Earnings and MICP Awards for all the full calendar months during which the Participant was in active service; Final Average Earnings shall equal the average determined by dividing the sum of Earnings attributed to the 36 consecutive such calendar months that will produce the highest such average by 36, and for a Participant with fewer than 36 full calendar months of service, such average shall be taken over those full calendar months in which he was in service.

     (s) "Good Reason" means the occurrence, without the Participant's express written consent, within the 36-month period next following a Control Date, of one or more of the following:

          (1) any (i) assignment to the Participant of any duties inconsistent with the Participant's positions, duties, responsibilities and status with his employer immediately prior to the Change in Control, (ii) change in the Participant's reporting responsibilities, titles or offices held by the Participant immediately prior to the Change in Control, (iii) removal of the Participant from or failure to re-elect the Participant to any such titles or offices held by the Participant immediately prior to the Change in Control, except, in each case, in connection with termination for Cause, Disability or as a result of voluntary retirement at or after either the Participant's Early Retirement Date or Normal Retirement Date, or the Participant's death;

          (2) the Participant's Employer requiring the Participant to be based in any city other than the city where the Participant was based immediately prior to the Change in Control;

          (3) any (i) reduction by the Participant's Employer in the base salary or incentive compensation opportunity (as either may be increased from time to time), or (ii) the failure by the Employer to increase such base salary each year after a Change in Control by an amount that at least equals, on a percentage basis, the mean average percentage increase in base salary for all officers of the Company during the two full calendar years immediately preceding a Change in Control;

          (4) any action by the Participant's Employer to (i) eliminate benefit plans without providing substitutes therefor, (ii) reduce benefits under such plans, (iii) substantially reduce the aggregate value of incentive awards or other fringe benefits including but not limited to insurance and an automobile provided in accordance with the Employer's standard policy in effect immediately prior to the Change in Control;

          (5) a reasonable determination by a Participant that, as a result of the Change in Control, and a change of circumstances thereafter significantly affecting the Participant's position, he is unable to exercise the authorities, powers, functions or duties attached to the Participant's position immediately prior to the Change in Control;

          (6) any material breach by the Company or the Participant's Employer of its obligations under this Plan, which breach is not remedied to the reasonable satisfaction of the Participant within 30 days after written notice thereof is provided to the Company and the Participant's Employer (provided that such 30-day period shall be extended for a period of time not to exceed an additional 120 days if the breach is of a nature that cannot reasonably be remedied within 30 days and within the first 30 day period the Company or the Participant's Employer, as the case may be, commences good faith action to effect a reasonable remedy and continues such action until a remedy is effected); or

          (7) the failure by the Company or the Participant's Employer, as the case may be, to obtain from any successor, before the succession occurs, an agreement in writing reasonably satisfactory to the Participant to assume and perform this Plan.

     (t) "Incentive Plan" means the Florida Progress Corporation Management Incentive Compensation Plan and/or the Florida Power Corporation Management Incentive Plan, in each case as it may be amended from time to time.

     (u) "MICP Award" means an award paid to a Participant under the Incentive Plan.

     (v) "Nondiscrimination Plan" means the Florida Progress Corporation Retirement Nondiscrimination Plan for Excess Benefits, as it may be amended from time to time.

     (w) "Normal Retirement Date" means the first day of the calendar month next following the day on which the Participant attains age 65.

     (x) "Participant" means any officer or other management employee of an Employer who meets the eligibility requirements of the Plan, as set forth in Article 3 hereof, to be and become a Participant, and who continues to meet such requirements. As provided in Section 3.4 hereof, a Participant who is eligible for the regular benefits provided under Article 4 hereof shall not be entitled to receive the Special Early Retirement benefits provided under Article 5 hereof, and vice versa.

     (y) "Plan" means the Florida Progress Corporation Supplemental Executive Retirement Plan, as it is set forth herein and as it may be amended from time to time.

     (z) "Reorganization" means any merger, restructuring or realignment of corporate or functional organizations which is initiated voluntarily by the Company to accommodate or facilitate enhancement of the operations or organization in which the Company or any other Employer is the surviving entity.

     (aa) "Retirement Plan" means the Employees' Retirement Plan of Florida Progress Corporation, as it may be amended from time to time.

     (bb) "Social Security" means estimated actual Social Security benefits; if the Participant's termination of employment occurs before the Participant attains age 55, the Participant's future earnings are assumed to continue until his Normal Retirement Date at the same rate as they were immediately prior to the termination, and if the Participant'S termination of employment occurs at or after the time the Participant attains age 55, the Participant's future earnings are assumed to be zero.

     (cc) "Special Early Retirement" means, for purposes of Article 5, the retirement of a Participant from service with his Employer in connection with a Reorganization and pursuant to an opportunity provided by the Committee, at any time after the Participant has attained age 55 and has at least five years of Credited Service, but before the Participant has attained age 65.

     (dd) "Spouse" means a person to whom a Participant was married both at the time of the termination of his employment and at the time of his death.

2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, any masculine terminology when used in the Plan shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                             ARTICLE 3.  PARTICIPATION

3.1 ELIGIBILITY FOR PARTICIPATION. Each officer or other management employee of an Employer who is employed in a Covered Position shall be eligible to participate in this Plan.

3.2 DATE OF PARTICIPATION. Each retired officer or other management employee who was a Participant in this Plan with respect to the Special Early Retirement benefits provided under Article 5 hereof as of January 1, 1992 shall remain as a Participant. Thereafter, each officer or other management employee who becomes eligible to participate in this Plan under Section 3.1 hereof shall become a Participant on the date on which he first becomes eligible to participate or such later date as may be designated by the Committee.

3.3 DURATION. An officer or other management employee who becomes a Participant shall continue to be a Participant until he is no longer employed in a Covered Position or, if later and if he becomes vested in benefits under the Plan, until the date he is no longer entitled to benefits under the Plan. Accordingly, without limitation, a Participant whose employment with his Employer ceases for any reason whatsoever, or whose employment continues but in a position other than a Covered Position, shall thereupon cease being a Participant and shall not be entitled to any benefits under the Plan, unless such officer or other management employee then has a vested Accrued Benefit under the Plan.

3.4 LIMITATION ON PARTICIPATION. A Participant shall be entitled to receive benefits either under Article 4 hereof or under Article 5 hereof, but not both. To implement this provision, the Committee shall provide, with respect to each Covered Position, whether the officer or other management employee holding such Covered Position shall be eligible to receive the regular benefits under
Article 4 hereof or the Special Early Retirement benefits under Article 5 hereof. Accordingly, the term "Participant" as used in Article 4 hereof shall only refer to a Participant whose Covered Position has been designated to receive benefits under such Article 4, and the term "Participant" as used in
Article 5 hereof shall only refer to a Participant whose Covered Position has been designated to receive benefits under such Article 5.

                           ARTICLE 4.  REGULAR BENEFITS

4.1  NORMAL RETIREMENT BENEFIT.

     (a) ELIGIBILITY. A Participant whose employment with his Employer terminates at or after he has attained his Normal Retirement Date shall be eligible for a normal retirement benefit under this Section 4.1.

     (b)  AMOUNT.  A Participant who is eligible for a benefit under subsection
          (a) above shall be entitled to receive a monthly normal retirement benefit for his life equal to the amount by which (1) below exceeds
          (2) below:

          (1) This amount equals the monthly normal retirement income payable to the Participant under Section 4.01 of the Retirement Plan and
               Article IV of the Nondiscrimination Plan, but Calculated under this Plan, and further calculated on the basis of 35 years of Credited Service (without regard to the actual number of years of Credited Service) and the Final Average Earnings (as defined in this Plan and not as defined in the Retirement Plan) of the Participant as of his Normal Retirement Date. No adjustment shall be made in this amount if payment begins after the Participant's Normal Retirement Date.

          (2) This amount equals the sum of (i) the monthly normal retirement income payable to the Participant under the Retirement Plan and the Nondiscrimination Plan, plus (ii) the monthly amount payable to the Participant as his full primary Social Security benefit, assuming such payments begin on the Participant's Normal Retirement Date (without regard to any subsequent increases in such benefit).

     (c) COMMENCEMENT AND FORM OF PAYMENT. Monthly normal retirement benefit payments shall commence at the same time as the Participant's normal retirement benefits under the Retirement Plan and shall continue to be paid for the life of the Participant.

4.2  EARLY RETIREMENT BENEFIT.

     (a) ELIGIBILITY. A Participant whose employment with his Employer terminates (for reasons other than normal retirement, death, Disability or an event that entitles the Participant to a benefit under Section 4.5(a) hereof) at or after he has attained his Early Retirement Date shall be eligible for an early retirement benefit under this Section 4.2; provided, however, that a Participant shall not be entitled to an early retirement benefit unless (1) if the Participant has fewer than 15 years of Credited Service, the Participant first obtains the express, written consent of the Committee or (2) if the Participant has 15 or more years of Credited Service, the Participant provides the Committee with at least six months prior written notice of such proposed retirement.

     (b)  AMOUNT.  A Participant who is eligible for a benefit under subsection
          (a) above shall be entitled to receive a monthly early retirement benefit for his life equal to the amount by which (1) below exceeds
          (2) below:

          (1) This amount equals the Participant's Accrued Benefit as of the date of his early retirement, reduced for early payment as provided in Section 4.2(c) hereof.

          (2) This amount equals the sum of (i) the monthly early retirement income payable to the Participant under the Retirement Plan and the Nondiscrimination Plan, plus (ii) the monthly amount payable to the Participant as his full primary Social Security benefit, assuming such payments begin at age 62 or, if later, the date of the Participant's early retirement (without regard to any subsequent increases in such benefit); provided, however, that the Social Security offset under this subsection (b)(2)(ii) shall not be applied until the Participant attains age 62.

     (c) REDUCTION FOR EARLY PAYMENT. The amount of the Participant's Accrued Benefit determined under Section 4.2(b)(1) hereof shall be reduced to the extent payment of the Participant's early retirement benefit begins before the Participant's Normal Retirement Date. Such reduced amount shall be computed by multiplying the Participant's Accrued Benefit as so determined by the factor set forth below based on the Participant's age at the time payment begins:

                    Age When Payment Begins           Factor

                              64                       1.00
                              63                       1.00
                              62                       1.00
                              61                        .95
                              60                        .90
                              59                        .85
                              58                        .80
                              57                        .75
                              56                        .70
                              55                        .65

     (d) COMMENCEMENT AND FORM OF PAYMENT. Monthly early retirement benefit payments shall commence at the same time as the Participant's early retirement benefits under the Retirement Plan and shall continue to be paid for the life of the Participant; provided, however, that if the Participant is not eligible for early retirement under the Retirement Plan at the time of his early retirement under this Plan, monthly early retirement benefits under this Plan shall commence on the first day of the calendar month following the date of the Participant's early retirement under this Plan.

4.3  DISABILITY RETIREMENT BENEFIT.

     (a) ELIGIBILITY. A Participant whose employment with his Employer terminates due to a Disability prior to his Normal Retirement Date shall be eligible for a disability retirement benefit under this
          Section 4.3; provided, however, that a Participant shall not be entitled to receive and/or to continue receiving any Disability benefits under this Plan unless the Committee has determined in its sole discretion that a Disability exists and continues. To this end, the Committee may require the Participant to submit to a medical examination or a series of medical examinations at any time and from time to time to determine his eligibility and/or continued eligibility for a disability benefit. The failure of the Participant to submit to any such examination shall be sufficient grounds for the denial of a disability benefit and/or the continuation thereof.

     (b)  AMOUNT.  A Participant who is eligible for a benefit under subsection
          (a) above shall be entitled to receive a monthly disability retirement benefit for his life or, if earlier, until his Disability terminates equal to the amount by which (1) below exceeds (2) below:

          (1) This amount equals 70% of the Participant's Current Earnings at the time of the termination of his employment by reason of Disability.

          (2) This amount equals the sum of (i) the monthly income payable to the Participant under the Retirement Plan and the Nondiscrimination Plan, plus (ii) the monthly amount payable to the Participant under any long-term disability plan sponsored by the Company, plus (iii) the monthly amount payable to the Participant as his Social Security disability benefit if he is then eligible for such a benefit, or if he is not then eligible for a Social Security disability benefit, his full primary Social Security benefit, assuming such payments begin at age 62 or, if later, the date of the Participant's termination of employment by reason of Disability (without regard to any subsequent increases in such benefit); provided, however, that if the Participant is not eligible for a Social Security disability benefit, any Social Security offset under this subsection (b)(2)(iii) shall not be applied until the Participant attains age 62.

     (c) COMMENCEMENT AND FORM OF PAYMENT. Monthly disability retirement benefit payments shall commence on the first day of the calendar month following the date of the termination of the Participant's employment by reason of Disability and shall continue to be paid for the life of the Participant or, if earlier, until the Participant's Disability terminates.

     (d) TERMINATION OF DISABILITY. If the Participant's Disability terminates before his Normal Retirement Date and the Participant does not return to work for his Employer, he shall be entitled to receive an early retirement benefit under Section 4.2 or a vested termination benefit under Section 4.4 if he was eligible for such a benefit on the date his employment terminated by reason of Disability. If the Participant was not eligible for such a benefit on such date, then upon the termination of the Disability the Participant shall cease to be a Participant and shall not be entitled to receive any additional benefits under this Article 4. Any early retirement benefit referred to in the first sentence of this subsection (d) shall begin on the first day of the calendar month immediately following the termination of the Disability, and any vested termination benefit referred to in the first sentence of this subsection (d) shall begin on the first day of the calendar month next following the day the Participant attains age 62 or, if the termination of the Disability occurs thereafter, on the first day of the calendar month next following the date of such termination. If the Participant's Disability terminates on or after his Normal Retirement Date and the Participant does not return to work for his Employer, he shall be entitled to receive a Normal Retirement Benefit under Section 4.1 as if his employment had continued until the date of the termination of his Disability.


4.4  VESTED TERMINATION BENEFIT.

     (a) ELIGIBILITY. A Participant whose employment with his Employer terminates at or after the time he has a vested Accrued Benefit under this Article 4, but who is not otherwise entitled to a benefit under this Article 4, shall be eligible for a vested termination benefit under this Section 4.4. A Participant shall not have a vested Accrued Benefit under this Article 4 unless and until he satisfies the provisions of Section 4.4(d) hereof.

     (b)  AMOUNT.  A Participant who is eligible for a benefit under subsection
          (a) above shall be entitled to receive a monthly vested termination benefit for his life equal to the amount by which (1) below exceeds
          (2) below:

          (1) This amount equals the Participant's vested Accrued Benefit as of the date of the termination of his employment, with no reduction for early payment.

          (2) This amount equals the sum of (i) the monthly income payable to the Participant under the Retirement Plan and the Nondiscrimination Plan, plus (ii) the monthly amount payable to the Participant as his full primary Social Security benefit, assuming such payments begin at age 62 or, if later, the date of the Participant's termination of employment (without regard to any subsequent increases in such benefit).

     (c) COMMENCEMENT AND FORM OF PAYMENT. Monthly vested termination benefit payments shall commence on the first day of the calendar month next following the day the Participant attains age 62 or, if the termination of employment occurs thereafter, on the first day of the calendar month next following the date of such termination of employment, and shall continue to be paid for the life of the Participant.

     (d) VESTING. A Participant shall become 100% vested in his Accrued Benefit upon the first to occur of the following:

          (1) the sum of the Participant's age and Credited Service (in each case counting full months thereof) equals or exceeds 65;

          (2) the termination of this Plan or, if earlier, the decision of the Board to terminate this Plan, but in either case only if such event occurs at a time that the Participant has met the age and service requirements for early retirement; or

          (3) the involuntary termination of a Participant's employment by his Employer at any time after the Participant has met the age and service requirements for early retirement if the termination is for any reason other than Cause.

          A Participant shall also become 100% vested in his Accrued Benefit, even if none of the foregoing tests have been satisfied, on the day of the Participant's early retirement pursuant to the provisions of
          Section 4.2(a) hereof.

4.5  CHANGE IN CONTROL.

     (a) ELIGIBILITY. Notwithstanding any other provision of this Article 4 to the contrary, a Participant whose employment with his Employer terminates at any time within the 36-month period next following a Control Date (1) as a result of the resignation of the Participant for Good Reason or (2) as a result of the action of the Participant's Employer for any reason other than Cause, Disability or death, shall be entitled to receive, in lieu of any other benefit provided under this Article 4 (including any surviving spouse benefit), a benefit calculated and paid as provided in this Section 4.5.

      (b) AMOUNT AND FORM OF PAYMENT. A Participant who is eligible for a benefit under subsection (a) above shall receive his benefit in a lump sum, paid as soon as practicable after the termination of his employment but no more than five days after such termination, equal to the sum of (1) below plus (2) below:

          (1) This amount equals the product of the Participant's Current Earnings at the time of the termination of his employment and the number of months by which the termination of the Participant's employment precedes the Participant's Normal Retirement Date (up to a maximum of 24 months).

          (2) This amount equals the Actuarial Present Value of a monthly benefit for the Participant's life in an amount equal to the amount by which (i) below exceeds (ii) below:

               (i) This amount equals the amount the Participant would have been entitled to receive under Section 4.1 hereof beginning as of his Normal Retirement Date if he had continued to work until he attained his Normal Retirement Date (assuming that his Final Average Earnings as of the date of the termination of his employment did not change).

              (ii) This amount equals the monthly deferred retirement income payable to the Participant under the Retirement Plan and the Nondiscrimination Plan beginning as of the Participant's Normal Retirement Date, calculated as a straight life annuity if the Participant is single at the time of the termination of his employment and as an actuarial equivalent 50% joint and survivor annuity if the Participant is married as of such time, without regard to any election in effect under the Retirement Plan.

4.6  SURVIVING SPOUSE BENEFIT.

      (a) ELIGIBILITY. If at the time of the death of a Participant, (1)(i) the employment of a Participant with his Employer had previously terminated and the Participant was receiving or was entitled to receive benefits under this Article 4 or (ii) the Participant was still employed by his Employer and had unpaid vested Accrued Benefits under this Article 4 and (2) the Participant is survived by a Spouse, such Spouse shall be eligible for a surviving spouse benefit under this Section 4.6. In no other circumstances shall the Spouse of a Participant or any other beneficiary of a Participant under the Retirement Plan or otherwise be entitled to any benefit under this
          Article 4 in the event of the death of a Participant hereunder, even if survivor benefits are otherwise payable under the Retirement Plan. Also, without limitation on the foregoing, and notwithstanding anything to the contrary contained in this Section 4.6, no benefit shall be payable to a Spouse of a deceased Participant who received during his lifetime or who was entitled to receive at the time of his death a benefit under Section 4.5(b).

     (b) AMOUNT. A Spouse who is eligible for a benefit under subsection (a) above shall be entitled to receive a monthly surviving spouse benefit for her life in an amount equal to the amount by which (1) below exceeds (2) below:

          (i) In the case of a Participant whose employment with his Employer terminated prior to his death, this amount equals fifty percent (50%) of the target amount for which the Participant was eligible (even if only on a deferred basis, without any reduction as a result of the earlier payment to the Spouse) at the time of his death under Section 4.1(b)(1), 4.2(b)(1), 4.3(b)(1) or 4.4(b)(1), as the case may be. In the case of a Participant who was still in the employment of his Employer at the time of his death, this amount equals fifty percent (50%) of the target amount for which the Participant would have been eligible under Section 4.1(b)(1) if he had continued to work until he attained his Normal Retirement Date (assuming that his Final Average Earnings as of the date of his death did not change).

         (ii) This amount equals the aggregate monthly income payable to the Spouse and to any other beneficiary of the Participant under the Retirement Plan and the Nondiscrimination Plan as a result of the death of the Participant.

     (c) COMMENCEMENT AND FORM OF PAYMENT. Monthly surviving spouse benefit payments shall be payable to the Spouse for the life of the Spouse and shall commence as soon as practicable following the Participant's death.

4.7 GENERAL PRINCIPLES. The amount of any offset under Section 4.1(b)(2), 4.2(b)(2), 4.3(b)(2), 4.4(b)(2)or 4.6(b)(2), as the case may be, shall be determined by using the actual amount payable to a Participant or other named person during the month in question under the Retirement Plan, the Nondiscrimination Plan and (if applicable) any long-term disability plan, taking into account without limitation adjustments, if any, for deferred payment, early payment and spousal benefits. Furthermore, as provided under Sections 4.2(b)(2) and 4.3(b)(2), a Social Security offset may not be applicable prior to the time the Participant attains age 62. Thus, the amount of the offset may vary from month to month.


               ARTICLE 5.  SPECIAL EARLY RETIREMENT BENEFITS

5.1  SPECIAL EARLY RETIREMENT BENEFIT.

     (a) ELIGIBILITY. A Participant whose employment with his Employer terminates by reason of Special Early Retirement shall be entitled to a retirement benefit under this Section 5.1.

     (b)  AMOUNT.  A Participant who is eligible for a benefit under subsection
          (a) above shall be entitled to receive a monthly retirement benefit for his life equal to the amount by which (1) below exceeds (2) below:

          (i) This amount equals (i) the monthly normal retirement income that would have been payable to the Participant under Section 4.01 of the Retirement Plan and Article IV of the Nondiscrimination Plan as of his Normal Retirement Date if he had continued to work until he attained his Normal Retirement Date (assuming that his "final average earnings" under such Plans as of the date of the termination of his employment did not change), calculated using the same retirement option selected by the Participant under the Retirement Plan, or (ii) such other amount as may be negotiated between the Participant and his Employer.

         (ii) This amount equals the monthly retirement income payable to the Participant under the Retirement Plan and the Nondiscrimination Plan (in each case taking into account any reduction provided for therein for early payment), calculated using the same retirement option selected by the Participant under the Retirement Plan.

     (c) COMMENCEMENT AND FORM OF PAYMENT. Monthly retirement benefit payments under this Section 5.1 shall commence on the first day of the calendar month next following the day of the Participant's termination of employment with his Employer and shall continue to be paid for the life of the Participant.

5.2  SURVIVING SPOUSE BENEFIT.

     (a) ELIGIBILITY. If a Participant dies while eligible for a benefit under Section 5.1 and is survived by a Spouse, such Spouse shall be eligible for a surviving spouse benefit under this Section 5.2. In no other circumstances shall the Spouse of a Participant or any other beneficiary of a Participant under the Retirement Plan or otherwise be entitled to any benefit under this Article 5 in the event of the death of a Participant hereunder, even if survivor benefits are otherwise payable under the Retirement Plan.

     (b) AMOUNT. A Spouse who is eligible for a benefit under subsection (a) above shall be entitled to receive a monthly surviving spouse benefit for her life equal to the amount by which (1) below exceeds (2) below:

          (1) This amount equals the amount under Section 5.1(b)(1) hereof, adjusted to a survivorship benefit based on the retirement option selected by the Participant under the Retirement Plan; provided, that the amount under this subsection (b)(1) shall not exceed the amount that would be payable to the Spouse under a 50% joint and survivor option.

          (2) This amount equals the aggregate monthly income payable to the Spouse and to any other beneficiary of the Participant under the Retirement Plan and the Nondiscrimination Plan as a result of the death of the Participant.

     (c) Commencement and Form of Payment. Monthly surviving spouse benefit payments shall be payable to the Spouse for the life of the Spouse and shall commence as soon as practicable following the Participant's death.

                           ARTICLE 6.  FINANCING

6.1 FINANCING. The benefits under this Plan shall be paid out of the general assets of the Company or other Employer.

6.2 NO TRUST CREATED. Nothing contained in this Plan, and no action taken pursuant to the provisions of this Plan, shall create or be construed to create a trust of any kind or a fiduciary relationship between any Employer and any Participant, his spouse or any other person.

6.3 UNSECURED INTEREST. No Participant hereunder shall have any interest whatsoever in any specific asset of the Company or any other Employer. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company or other Employer.

6.4 "RABBI" TRUST. Notwithstanding the foregoing provisions of this Article 6, the Company and the other Employers reserve the right to create and contribute funds to a "Rabbi" trust for the purpose of paying some or all of the benefits provided under this Plan, but the existence of any such trust shall not in any way alter the relationship among the Company, any other Employer and a Participant as described in this Article 6.

                         ARTICLE 7.  ADMINISTRATION

7.1 ADMINISTRATION. The Committee shall have complete control over the administration of the Plan, with all powers necessary to enable it to carry out its duties in that respect. In connection with its administration of the Plan, the Committee shall be empowered to exercise discretion, including with respect to the interpretation of the terms of the Plan and in the determination of eligibility for benefits and the amounts thereof; such discretionary determinations and interpretations shall be binding upon all Participants and others hereunder. Without limitation on the foregoing, the Committee shall be authorized to construe and interpret all of the provisions of the Plan, to adopt rules and practices concerning the administration of the same, and to make any determination necessary hereunder, all of which shall be binding and conclusive on all parties.

7.2 LIABILITY OF COMMITTEE AND BOARD: INDEMNIFICATION. To the extent permitted by law, no member of the Committee or of the Board shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his own gross negligence, fraud or bad faith. The Company shall indemnify the members of the Committee and of the Board against any and all claims, losses, damages and expenses, including counsel fees, incurred by them, and any liability, including any amounts paid in settlement with their approval, arising from their action or failure to act, except when the same is determined to be attributable to their gross negligence, fraud or bad faith. The provisions of this Section 7.2 are not intended to be exclusive, and nothing contained in this Section 7.2 shall in any way limit indemnification provided members of the Committee and/or members of the Board under the by-laws of the Company, by contract, by statute or otherwise.

7.3 EXPENSES. The cost of payment from this Plan and the expenses of administering the Plan shall be borne by the Company and the other Employers.

7.4 TAX WITHHOLDING. An Employer may withhold, or require the withholding of, from any payment which it is required to make, any federal, state or local taxes required by law to be withheld with respect to such payment and such sum as the Employer may reasonably estimate as necessary to cover any taxes for which the Employer may be liable and which may be assessed with regard to such payment. Upon discharge or settlement of such tax liability, the Employer shall distribute the balance of such sum, if any, to the Participant from whose payment it was withheld, or if such Participant is then deceased, to the beneficiary of such Participant. Prior to making any payment hereunder, the Employer may require such documents from any taxing authority, or may require such indemnities or surety bond, as the Employer shall reasonably deem necessary for its protection.

                          ARTICLE 8.  MISCELLANEOUS

8.1 NONTRANSFERABILITY. In no event shall the Company or any Employer make any payment under this Plan to any assignee or creditor of a Participant or of a beneficiary. Prior to the time of a payment hereunder, a Participant or a beneficiary shall have no rights by way of anticipation or otherwise to assign (including without limitation in connection with a divorce) or otherwise dispose of any interest under this Plan nor shall rights be assigned or transferred by operation of law.

8.2  AMENDMENT OR TERMINATION.

     (a) AMENDMENTS AND TERMINATION. Except as provided to the contrary in subsection (b) below, any provision of the Plan and any benefit payable under the Plan may be amended or terminated at any time by the Committee, and no Participant or beneficiary of a deceased Participant shall have a vested or accrued benefit under the Plan or a right to receive future benefits under the Plan at any time.
          Notice of any such amendment or termination shall be given in writing to each Participant and beneficiary of a deceased Participant having an interest in the Plan.

     (b) EFFECT ON VESTED BENEFITS. This subsection (b) shall apply only with respect to Participants who are entitled to benefits under Article 4, and shall not apply to Participants who are entitled to Special Early Retirement benefits under Article 5. No amendment or termination of the Plan shall decrease or otherwise adversely affect the payment of any vested Accrued Benefit that had accrued prior to the amendment or termination; and without limitation on the foregoing, no amendment or termination of the Plan shall stop, decrease or otherwise adversely affect the payment of any benefit then payable or to be payable in the future to any Participant whose employment with his Employer had terminated prior to such amendment or termination.

8.3 FORFEITURE OF BENEFITS. As a condition of receiving benefits under this Plan, a Participant shall not, directly or indirectly, after the termination of his employment with his Employer:

     (a) use or disclose any financial or business information of the Company and/or its subsidiaries obtained by the Participant during the course of his employment, other than information that has been previously made available to the public through normal, authorized business channels, in a manner that would be prejudicial to the interests of the Company and its subsidiaries. Notwithstanding the preceding requirements of this subparagraph (a), a Participant may disclose information if required by legal process or if the disclosure is protected by the Florida Whistle-blower's Act of 1986, or any similar applicable federal or state statute; or

     (b) render any services of an advisory nature or become employed by or participate or engage in any business in competition with the Company or any of its subsidiaries, without the prior written consent of his Employer. A Participant shall be considered as engaging in a business if he is a shareholder or other owner, or partner, director, officer, or employee of, or consultant to, the business; provided, that a Participant shall not be prohibited from owning securities of a competitor if (1) the securities owned constitute less that 2% of the competitor's total outstanding securities of the same class and
          (2) the Participant does not have the power to control, direct or substantially influence the competitor's management or policies.

Any breach of any of the foregoing conditions will result in complete forfeiture of any further benefits under the Plan for both the Participant and any surviving spouse of the Participant.

8.4 APPLICABLE LAW. This instrument shall be construed in accordance with and governed by the laws of the State of Florida, to the extent not superseded by the laws of the United States.